Exhibit 10.1

FOURTH AMENDMENT TO THE

AMGEN RETIREMENT AND SAVINGS PLAN

The Amgen Retirement and Savings Plan (“Plan”) is hereby amended, effective as of January 1, 2007, unless provided otherwise herein, as follows:

1.	Article 2 of the Plan is amended to add the following definitions:

“Pre-Tax Elected Contribution” means a contribution that is:

(a)	Designated irrevocably by the Participant as a Pre-Tax Elected Contribution at the time of the Participant’s election to make contributions pursuant to Section 4.1;

(b)	Made in lieu of all or a portion of a Roth Elective Contribution that the Participant is otherwise eligible to make under the Plan; and

(c)	Made on a pre-tax basis and is not includable in the Participant’s gross income.

“Roth Elective Contribution” means a contribution that is:

(a)	Designated irrevocably by the Participant as a Roth Elective Contribution at the time of the Participant’s election to make contributions pursuant to Section 4.1;

(b)	Made in lieu of all or a portion of the Pre-Tax Elective Contribution the Participant is otherwise eligible to make under the Plan; and

(c)	Treated by the employer as includable in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

2.	Section 2.20 of the Plan is amended to read as follows:

“Employee Contributions” means Participant Elected Contributions, Catch-up Contributions, Rollover Contributions and Roth Elective Contributions.

3.	Section 2.34 of the Plan is amended to read as follows:

“Participant Elected Contributions” means Pre-Tax Elected Contributions and Roth Elective Contributions.

4.	Section 4.1 of the Plan is amended to read as follows:

4.1	Participant Elected Contributions

(a)	Pre-Tax Elected Contributions. Each Participant whose participation in the Plan is not suspended may make Pre-Tax Elected Contributions to the Trust Fund pursuant to a Salary Deferral Agreement that specifies the amount of the contribution. Pre-Tax Elected Contributions shall be designated prior to the time of contribution and shall be irrevocable. The amount of designated Pre-Tax Elected Contributions shall be equal to any whole percentage of the Participant’s Compensation, as the Participant shall elect, except that this whole percentage, when combined with the Participant’s Roth Elective Contributions, shall not exceed 30 percent of the Participant’s Compensation. Pre-Tax Elected Contributions shall be made through Payroll deductions from the Participant’s Compensation. If a Participant elects to make Pre-Tax Elected Contributions, the contributions shall be deemed to be employer contributions to the plan for federal income tax purposes and, the extent permitted, for purposes of other federal, state and local taxes. A Participant’s election to make Pre-Tax Elected Contributions shall constitute an election to have the Participant’s taxable salary or wages from the Participating Company reduced by the amount of the Pre-Tax Elected Contribution. The total amount of Pre-Tax Elected Contributions and Roth Elective Contributions shall be subject to the limitations set forth in Section 4.4 and Article 13.

(b)	Roth Elective Contributions. Beginning January 1, 2007, each Participant whose participation in the Plan is not suspended may make Roth Elective Contributions to the Trust Fund pursuant to a Salary Deferral Agreement that specifies the amount of the contributions. Roth Elective Contributions shall be designated prior to the time of contribution and shall be irrevocable. The amount of designated Roth Elective Contributions shall be equal to any whole percentage of the Participant’s Compensation, as the Participant shall elect, except that this whole percentage, when combined with the Participant’s Pre-Tax Elected Contributions, shall not exceed 30 percent of the Participant’s Compensation. Roth Elective Contributions shall be made through Payroll deductions from the Participant’s Compensation. Roth Elective Contributions are made on an after-tax basis and are treated by the employer as includable in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. A Participant’s election to make Roth Elective Contributions shall constitute an election to have the Participant’s salary or wages from the Participating Company reduced by the amount of the Roth Elective Contribution. The total amount of Roth Elective Contributions and Pre-Tax Elected Contributions shall be subject to the limitations set forth in Section 4.4 and Article 13.

(c)	Notwithstanding any provision of this Section 4.1 to the contrary, the Company may establish uniform and nondiscriminatory procedures pursuant to which a specified percentage of such Eligible Employee’s Compensation is automatically contributed to the Plan as Pre-Tax Elected Contributions, unless such Eligible Employee affirmatively elects not to make Participant Elected Contributions.

5.	Section 4.5 of the Plan is amended to read as follows:

Rollover Contributions. The Plan may receive Rollover Contributions on behalf of an Eligible Employee if the following conditions are satisfied:

(a)	The contribution is made entirely in the form of U.S. dollars; and

(b)	The Eligible Employee demonstrates to the Company’s satisfaction that the contribution is a qualifying rollover contribution under Section 402(c)(4), 403(a)(4), 457(e)(16) or 408(d)(3) of the Code.

If an Eligible Employee who is not a Participant makes a Rollover Contribution, then he or she shall be considered a Participant solely with respect to his or her Rollover Contributions Account until he or she becomes a Participant for all purposes pursuant to Article 3. The Plan will accept Rollover Contributions that include after-tax contributions, and such after-tax contributions shall be separately accounted for under the Plan. The Plan will accept Rollover Contributions of Roth Elective Contributions provided such Roth Elective Contributions are paid directly to the Plan from the plan from which they came, and such Roth Elective Contributions shall be separately accounted for under the Plan.

A Rollover Contribution shall be paid to the Plan in a lump sum in cash and shall be credited to the Participant’s Rollover Account. The Participant may direct the investment of his or her Rollover Account by filing the specified investment election form in accordance with such rules as may be established by the Company.

6.	Section 4.6 of the Plan is amended by adding an additional sentence to the end of the paragraph to read as follows:

Subject to the foregoing limit of Section 414(v) of the Code and the 50% of Compensation limit, beginning January 1, 2007, a Participant can designate, in whole percentage points, his or her Catch-up Contribution as either a Pre-Tax Elected Contribution or as a Roth Elective Contribution or any combination thereof.

7.	Article 4.7 of the Plan is added to read as follows:

Roth Elective Deferrals:

(a)

Roth Accounts. Beginning January 1, 2007, in accordance with Section 402A of the Code and the accompanying regulations, the Plan will accept Roth Elective Contributions made on behalf of Participants. A Participant’s Roth Elective Contributions will be allocated to a separate Roth Account maintained for such deferrals as described in Section 4.1(b). Contributions and withdrawals of Roth Elective Contributions will be credited and debited to the Roth Account maintained for each Participant. The Plan will maintain a record of the amount of Roth Elective Contribution in each Participant’s account. Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s

Roth Account under the Plan. No contributions other than Roth Elective Contributions and properly attributable earnings will be credited to each Participant’s Roth Account.

(b)	Excess Contributions.

(1)	In the case of a distribution of excess contributions, a highly compensated employee may designate the extent to which the excess amount is composed of pre-tax elective deferrals and Roth elective deferrals but only to the extent such types of deferrals were made for the year.

(2)	If the highly compensated employee does not designate which type of elective deferrals are to be distributed, the Plan will distribute pre-tax elective deferrals first.

8.	Section 5.1 of the Plan is amended to read as follows:

(a)	Subject to the limitations of Section 4.4, Section 5.4 and Article 13, a Participating Company shall make Matching Contributions on behalf of each Participant who satisfies the eligibility requirements of Article 3. Matching Contributions shall be made on Pre-Tax Elected Contributions, Roth Elective Contributions, and if applicable, Catch-Up Contributions. The Matching Contribution shall be an amount equal to 100% of the first 5% of Compensation that a Participant elects to contribute to the Plan, shall be allocated as of each pay period, and shall not in the aggregate exceed 5% of Compensation. A Matching Contribution shall be paid to the Trustee as soon as reasonably practicable after the pay period to which it relates and shall be allocated to the Matching Contributions Account of a Participant as provided in Section 6.6.

(b)	If a Participant ceases making contributions of Compensation eligible for Matching Contributions before the full amount of the Matching Contributions allowed for in subsection (a) above have been made on behalf of such Participant for a calendar quarter, a “true-up” Matching Contribution shall be made on behalf of such Participant if the Participant is employed by a Participating Company on the last day of the calendar quarter. The amount of the “true-up” Matching Contribution shall be the amount of the Matching Contribution allowed for on behalf of the Participant by the preceding paragraph less the amount of the Matching Contribution actually made on behalf of the Participant for the calendar quarter, subject to such administrative procedures as the Participating Company may establish to reflect Payroll periods that end on other than the last day of a calendar quarter. True-up Matching Contributions shall be made by each Participating Company as soon as administratively practicable following the end of each calendar quarter, but in no event later than the time prescribed by law.

9.	Section 6.3 of the Plan is amended to read as follows:

“Pre-Tax Elected Contributions Account”. A Participant’s Pre-Tax Elected Contributions Account shall consist of his or her Pre-Tax Elected Contributions and Catch-Up Contributions, adjusted to reflect transfers and withdrawals from such Pre-Tax Elected Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

10.	Section 6.13 of the Plan is added to read as follows:

“Roth Account”. A Participant’s Roth Account shall consist of his or her Roth Elective Contributions and, if applicable, Catch-Up Contributions, adjusted to reflect transfers and withdrawals from such Roth Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

11.	Section 7.1 of the Plan is amended to read as follows:

100 Percent Vesting. Except for those Participants whose employment with a member of the Affiliated Group was terminated on or prior to December 31, 2001, a Participant’s interest in all of his or her Pre-Tax Elected Contributions Account, Roth Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account, Matching Contributions Account and Nonelective Contributions Account shall be 100% vested and nonforfeitable at all times.

12.	Section 8.6 of the Plan is amended by adding new subsection (e) and (f) to the end of the Section:

(e)	In the case of a distribution in cash installments, the Participant may designate the extent to which and/or the order in which an installment shall be composed of pre-tax elective deferrals and Roth elective deferrals but only to the extent such types of deferrals are credited to the Participant’s Account. If a Participant who has elected to receive a distribution of the Participant’s Account in installments does not designate the extent and/or order in which deferrals are to be distributed, the Plan will distribute pre-tax elective deferrals first.

(f)	A distribution from a Participant’s Roth Account shall be made in accordance with Section 8.6(a) provided that the distribution is made directly to the Participant. A Direct Rollover of a Participant’s Roth Account shall be made in accordance with Section 8.9(e).

13.	Section 8.9 of the Plan is amended by adding new section (e) to the end of the Section:

(e)	Distributions of Roth Accounts. Notwithstanding anything in the Plan to the contrary, if a Direct Rollover is comprised all or in part of Roth Elective Contributions, the distribution will be made in the form of a single sum cash distribution only.

14.	Section 10.3 of the Plan is amended by adding this sentence to the end of the Section:

Notwithstanding anything in the Plan to the contrary, a Participant shall not be permitted to take a loan from the Roth Account.

15.	Section 11.8 of the Plan is amended by adding this sentence to read as follows:

Notwithstanding anything in the Plan to the contrary, a Participant shall not be permitted to take a hardship withdrawal from the Roth Account.

To record this Amendment to the Plan as set forth herein, Amgen Inc. has caused its authorized officer to execute this document this 4th day of October 2006.

AMGEN INC.

By:	/s/ Brian McNamee
Title:	Senior Vice President, Human Resources